Exhibit 10.5

INTELLECTUAL PROPERTY MATTERS AGREEMENT

This INTELLECTUAL PROPERTY MATTERS AGREEMENT (this “Agreement”) is dated as of April 24, 2015 (the “Effective Date”), and is by and among Windstream Services, LLC, a Delaware limited liability company, individually and on behalf of its subsidiaries that may hold certain intellectual property as described herein (“Licensor”), CSL National, LP, a Delaware limited partnership (“CSL”), and Talk America Services, LLC, a Delaware limited liability company (“TRS” and, together with CSL and their respective permitted successors and assigns, “Licensee”). Licensor and Licensee are sometimes referred to herein individually as, “Party” and collectively as, the “Parties.” All terms used but not defined herein, shall have the meaning set forth in the Separation Agreement (as defined below).

WHEREAS, Windstream Holdings, Inc., Windstream Services, LLC and Communications Sales & Leasing, Inc. have entered into that certain Separation and Distribution Agreement dated as of March 26, 2015 (the “Separation Agreement”), which provides, among other things, for the separation of the CSL Business from Windstream Holdings, Inc. and Windstream Services, LLC;

WHEREAS, included in the Excluded Assets is certain intellectual property in the form of domain names, identified on Schedule 1.1 that is currently used in the CSL Business; and

WHEREAS, Licensee desires to license such intellectual property for use in connection with the CSL Business, in each case subject to the terms and conditions set forth herein;

WHEREAS, certain trademarks, identified on Schedule 1.2, held by Communications Sales & Leasing, Inc., or its subsidiaries, or other REIT-related entities, shall be retained by Communications Sales & Leasing, Inc., or the REIT-related entities at the time of separation of the CSL Business from Windstream Holdings, Inc. and Windstream Services, LLC; and

WHEREAS, certain domain names, identified on Schedule 1.3, currently owned by Licensor (or one of its subsidiaries) will be promptly transferred to Licensee, possibly before the separation of the CSL business, but if not, soon thereafter, with Licensor retaining no rights, duties or obligations concerning the domain names.

NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

1.	LICENSE GRANT

1.1 License Grant. Subject to the terms and conditions hereof, effective from and after the Effective Date, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a perpetual and irrevocable (subject to Section 9), royalty-free, nonexclusive license, in those jurisdictions where Licensor has such rights, to use the Internet domain names owned by Licensor and set forth on Schedule 1.1 hereto (the “CSL Licensed IP”), in each case solely to the extent necessary for Licensee’s customers of the CSL Business that have email addresses incorporating such domain names as of the Effective Date to continue using such email addresses during the Term, provided that any new email addresses issued by Licensee after the Effective Date shall not include any CSL Licensed IP.

1.2 Exclusion and Reservation of All Other Rights. Except as expressly provided herein, Licensee is granted no rights or licenses hereunder in or to the CSL Licensed IP or any other assets, products, services or intellectual, proprietary, personal or other rights of Licensor or its Affiliates. All rights and licenses not expressly granted in this Agreement are hereby expressly reserved by Licensor.

1.3 No Sublicenses or Transfer; No Modifications. Licensee may not sublicense, lease, outsource or otherwise distribute, or assign or transfer (subject to Section 10.9), in any way any CSL Licensed IP or any of Licensee’s rights hereunder without Licensor’s prior specific written consent in each instance. Without limiting the foregoing, Licensee may not, and may not authorize or permit any other Person to, create derivative works of or otherwise modify any CSL Licensed IP without Licensor’s prior specific written consent in each instance. However, and for the avoidance of doubt, to the extent Licensee markets and sells products or service bundles containing Licensor’s trademarks or intellectual property, Licensor agrees to said use of the trademarks and intellectual property without further permission being required from Licensor, consistent with the Master Services Agreement and the Wholesale Master Services Agreement between the parties hereto, or their parent companies or subsidiaries, being executed contemporaneously with this Agreement, as long as Licensee does not alter or change the trademarks or intellectual property in any way. If Licensee changes or alters the trademarks or intellectual property in any way, Licensor reserves the right to revoke Licensee’s use of said trademarks and intellectual property.

2.	OWNERSHIP; STANDARDS OF USE; QUALITY CONTROL

2.1 CSL Licensed IP. Licensee acknowledges and agrees that Licensor is, and at all times shall remain, the sole and exclusive owner of all right, title and interest, throughout the world (including all intellectual property and other proprietary rights), in and to all CSL Licensed IP, and any copies, derivatives or modifications of the CSL Licensed IP, whether made by or on behalf of Licensor or Licensee, and if and to the extent any proprietary rights, title or interest in or to the CSL Licensed IP or any copies, derivatives or modifications thereof vests in Licensee, Licensee hereby irrevocably assigns the same to Licensor and agrees to execute and deliver any such instruments as Licensor may request with respect to such assignment or any recordation thereof.

2.2 Standards of Use. Licensee acknowledges and agrees that any use of the CSL Licensed IP hereunder shall: (i) be in conformity with the practices of Licensor as of the Effective Date and, with respect thereto, as applicable; (ii) be in a manner that does not in any way harm or disparage the reputation or goodwill of the Licensor or any CSL Licensed IP; and (iii) be in accordance with all applicable Laws.

2.3 Quality Control. Licensee acknowledges and agrees that all uses of the CSL Licensed IP hereunder, and all products and services offered or sold under or in connection with any of the CSL Licensed IP hereunder, as applicable, shall be (i) of sufficiently high quality so as to protect the CSL Licensed IP and the goodwill symbolized thereby and reputation thereof; and (ii) of a standard of quality at least as high as that of the products and services historically offered and sold by or on behalf of Licensor under or in connection with the CSL Licensed IP as of the Distribution Date. Without limiting the foregoing, Licensee shall ensure that no products or services offered or sold under or in connection with the CSL Licensed IP hereunder would or would be reasonably likely to tarnish, disparage, degrade or injure the reputation of any of the CSL Licensed IP.

3.	DEFENSE AND ENFORCEMENT OF LICENSED IP

3.1 Legal Action. Licensor shall maintain sole control and discretion over the prosecution and maintenance with respect to all rights, including all intellectual property rights in and to the CSL Licensed IP.

3.2 Protection of Intellectual Property Rights.

3.2.1 Licensee shall promptly notify Licensor in writing of any unauthorized use, infringement, misappropriation, dilution or other violation of the CSL Licensed IP of which it becomes aware or suspects.

3.2.2 Licensee acknowledges and agrees that, notwithstanding anything to the contrary herein, Licensor shall have the sole right, but not the obligation, to bring and control any suits against any unauthorized use, infringement, misappropriation, dilution or other violation of the CSL Licensed IP.

3.2.3 Licensee agrees to cooperate with Licensor in any litigation or other enforcement action that Licensor may undertake to enforce or protect the CSL Licensed IP and, upon Licensor’s request, to execute, file and deliver all documents and proof necessary for such purpose, including being named as a party to such litigation as required by Law. Licensee shall have the right to participate and be represented in any such action, suit or proceeding by its own counsel at its own expense, provided that Licensee shall take no action and make no statement or admission in connection therewith that could adversely affect such litigation, Licensor or the CSL Licensed IP without Licensor’s prior written consent. Licensee shall have no claim of any kind against Licensor based on or arising out of the Licensor’s handling of or decisions concerning any such action, suit, proceeding, settlement, or compromise, and Licensee hereby irrevocably releases Licensor from any such claim.

3.3 Defense Against Infringement Claims. In the event an action is brought against the Licensee with respect to use hereunder of, or otherwise relating to, the CSL Licensed IP, Licensor shall have the primary right, but not the obligation, to defend such suits. In the event that Licensor elects not to exercise this right, Licensee shall have the right to defend such suit, at Licensee’s sole expense, provided that Licensee shall take no action and make no statement or admission in connection therewith that could adversely affect such suit, Licensor or the CSL Licensed IP without Licensor’s prior written consent. The Licensor shall have the right to participate and be represented in any such action, suit or proceeding by its own counsel at its own expense.

3.4 Costs. Each Party shall bear the costs, fees and expenses incurred by it in complying with the provisions of Sections 3.2 and 3.3, including those incurred in bringing or controlling any such suits.

4.	TRADEMARKS

4.1 Trademarks owned by REIT-Related Entities. Schedule 1.2 sets forth various trademarks that are currently held by Communications Sales & Leasing, Inc., or other REIT-related entities that will, at the time of the separation of the CSL Business from Windstream Holdings, Inc., and Licensor, will be retained by the CSL Business. Licensor shall have no further right of use of the trademarks set forth on Schedule 1.2, and they will be the sole property, and shall be for the sole use of Licensee.

4.2 Domain Names to be Utilized by REIT-Related Entities. Schedule 1.3 sets forth domain names currently owned by Licensor, but solely utilized by Communications Sales & Leasing, Inc., or other REIT-related entities. Licensor will transfer ownership of these domain names promptly, and possibly prior to the proposed separation of the CSL business.

5.	REPRESENTATIONS AND WARRANTIES

5.1 Each Party hereto represents and warrants that (i) it is an entity duly organized, validly existing and in good standing under the Laws of its state of incorporation or formation and has full power and authority (corporate and otherwise) to own its properties and assets and to conduct its business as now being conducted, (ii) it has the power and authority (corporate and otherwise) to enter into this Agreement, and the execution, delivery and performance of this Agreement and the transactions and other documents contemplated hereby have been duly authorized by all necessary corporate action on the part of such Party, and (iii) this Agreement has been duly executed and delivered by the authorized officers of such party, and constitutes a legal, valid and binding obligation of the Party, fully enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar Laws of general applicability relating to or affecting creditors’ rights, and general equity principles.

6.	INDEMNIFICATION

6.1 Licensee will indemnify, protect, defend and hold harmless Licensor and its employees, officers and directors from and against all third-party claims, liabilities, suits, damages, costs and expenses including without limitation reasonable attorneys’ fees, of any kind, arising in connection with, involving or otherwise relating to (i) any actual or alleged infringement of any third party’s Intellectual Property rights arising out of any use of the CSL Licensed IP in accordance herewith or other exercise of Licensee’s rights hereunder, or (ii) any breach or failure to comply with any representation, warranty or covenant hereunder by or on behalf of Licensee.

6.2 Licensor will exercise commercially reasonable efforts to retain the rights to all CSL Licensed IP and will promptly inform Licensee if it plans to relinquish any of its rights in the CSL Licensed IP to provide Licensee sufficient time to secure rights to the CSL Licensed IP, to the extent possible.

7.	LIMITATIONS ON LIABILITY

7.1 Disclaimer of Representations and Warranties. LICENSEE ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL USE OF THE CSL LICENSED IP AND OTHER EXERCISE OF LICENSEE’S RIGHTS HEREUNDER IS AT LICENSEE’S SOLE RISK AND ALL CSL LICENSED IP AND THE RIGHTS GRANTED HEREUNDER ARE PROVIDED “AS IS, WHERE IS, WITH ALL FAULTS AND DEFECTS,” AND LICENSOR IS NOT MAKING AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE CSL LICENSED IP AND ANY RIGHTS GRANTED HEREUNDER, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, TITLE, VALIDITY, AVAILABILITY, ACCURACY, NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE.

7.2 Disclaimer of Consequential and Special Damages. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EXCEPT WITH RESPECT TO INDEMNIFICATION OBLIGATIONS UNDER SECTION 5 OR IN CONNECTION WITH BREACHES OF SECTION 8 OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NEITHER PARTY NOR ANY RELATED ENTITY THEREOF SHALL BE LIABLE TO THE OTHER PARTY, ANY RELATED ENTITY THEREOF OR ANY OTHER THIRD PERSON UNDER THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, RELIANCE OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER A PARTY OR ANY RELATED ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

8.	CONFIDENTIALITY

8.1 The Parties agree that all information which is communicated from time to time by them to each other in connection with this Agreement (whether oral, electronic or written of any kind or nature), or which is confidential and proprietary to the person disclosing the same shall be deemed secret and confidential (“Confidential Information”). For clarity, as between the Parties, all CSL Licensed IP shall constitute Confidential Information of Licensor hereunder. The Parties agree that the Confidential Information received by them from the other will be maintained in confidence and that the same will not be disclosed to or used by any Person, firm, or undertaking except their own agents and employees, subcontractors or distributors hereunder who need to know and/or use such Confidential Information for the purposes of this Agreement. Any such Person given access to Confidential Information shall be subject to confidentiality provisions by agreement with Licensor or Licensee no less restrictive than those set forth herein. If either Party is required by law to disclose any Confidential Information it has received, it will take reasonable efforts to minimize the extent of any required disclosure and to obtain an undertaking from the recipient to maintain the confidentiality thereof. Either Party must promptly inform the other Party of any information it believes comes within the circumstances in the immediately preceding sentence. Each Party will cooperate with the other Party, at the other Party’s expense, in seeking to maintain the confidentiality of such Confidential Information. Each Party’s obligations under this Section 8 shall survive the expiration or termination of this Agreement in perpetuity.

8.2 Nothing in this Section 8 shall require the recipient Party to hold in confidence or otherwise protect from unauthorized use of disclosure any information that: (i) is known to the recipient at the time of receipt (except, for clarity, with respect to any CSL Licensed IP that is known to Licensee as of the Effective Date); or (ii) is or becomes publicly available through no wrongful act of the recipient; or (iii) is rightfully received by the recipient from a third party without restriction and without breach of any agreement with the disclosing Party or any third party; or (iv) is independently developed by the recipient without breach of this Agreement or reference to the Confidential Information of the disclosing Party; or (v) is furnished by the disclosing Party to a third party without restriction.

9.	TERM AND TERMINATION

9.1 Term. This Agreement shall become effective upon the Effective Date and continue in effect until and automatically expire upon the fifth (5th) anniversary of the Effective Date, unless and until terminated in accordance with Section 9.2 (the “Term”).

9.2 Termination. Licensor may terminate this Agreement upon written notice to Licensee in the event of any material breach of this Agreement by or on behalf of Licensee that Licensee fails to cure within thirty (30) days following Licensor’s notice thereof.

10.	MISCELLANEOUS

10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given (i) by personal delivery to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), (ii) by reliable overnight courier service (with confirmation) to the appropriate address as set forth below (or at such other address for the party as shall have been previously specified in writing to the other party), or (iii) by facsimile transmission (with confirmation) to the appropriate facsimile number set forth below (or at such other facsimile number for the party as shall have been previously specified in writing to the other party) with follow-up copy by reliable overnight courier service the next Business Day:

If to Licensor, to:

Windstream Holdings, Inc.

4001 Rodney Parham Road

Little Rock, Arkansas 72212

Attention: General Counsel

with copies to:

Windstream Holdings, Inc.

4001 Rodney Parham Road

Mailstop B1-F03-71A

Little Rock, Arkansas 72212

Attention: Windstream Legal

and

Skadden Arps Slate Meagher & Flom LLP

One Rodney Square

920 N. King Street

Wilmington, Delaware 19801

Attention:         Robert B. Pincus, Esq.

Facsimile:        (302) 651-3001

if to Licensee:

Communications Sales & Leasing, Inc.

10802 Executive Center Drive

Benton Building Suite 300

Little Rock, AR 72211

Attention: Chief Executive Officer

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. (New York City time) and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

10.2 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by an authorized officer of each party. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by an authorized officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10.3 Headings. The table of contents and the article, section, paragraph and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

10.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

10.5 Entire Agreement. This Agreement, and the Separation Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof.

10.6 Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS OR ANY OTHER LAW THAT WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE APPLICABLE HERETO.

10.7 Resolution of Disputes. All disputes arising out of or relating to this Agreement or the breach, termination or validity thereof or the parties’ performance hereunder or thereunder (“Dispute”) shall be brought or determined exclusively in a state or federal court located within the County of New Castle in the State of Delaware.

10.8 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.9 Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by Licensee in whole or in part without the written consent of Licensor, including by way of merger, sale of securities or assets, operation of law or otherwise, and any purported assignment without such consent shall be null and void, ab initio. No such permitted assignment shall relieve either Party of any of its rights and obligations hereunder. Without limiting the foregoing, this Agreement shall be binding upon the Parties and their respective successors and assigns.

10.10 Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each Party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

10.11 Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

10.12 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect, for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each Party agrees that such restriction may be enforced to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

10.13 Specific Performance. Licensee hereby agrees that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that Licensor shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

10.14 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

10.15 Interpretation. Any reference to any federal, state, local or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

WINDSTREAM SERVICES, LLC

By:	/s/ Tony Thomas
Name:	Tony Thomas
Title:	President & CEO

CSL NATIONAL, LP
By: CSL NATIONAL GP, LLC, its general partner

By:	/s/ Kenneth A. Gunderman
Name:	Kenneth A. Gunderman
Title:	President & CEO

TALK AMERICA SERVICES, LLC

By:	/s/ Kenneth A. Gunderman
Name:	Kenneth A. Gunderman
Title:	President & CEO

Schedule 1.1

CSL Licensed IP

bowlinggreen.net	lexcominc.net	valornet.com
bridgewater.net	lkdllink.net	valortelecom.com
carol.net	lookingglass.net	vincennes.net
ccol.net	lucasco.net	westex.net
ceinetworks.com	madisonville.com	wh-link.net
connections-etc.net	mcleodusa.net	willinet.net
cottoninternet.net	midsouth.net	windstreambusiness.net
crosspaths.net	midtech.net	windstream.net
ctc.net	midusa.net	zumatel.net
dejazzd.com	navix.net	cavtel.net
dejazzdfone.com	netaxs.com	talkamerica.net
dejazzdphone.com	netreach.net	visi.net
dejazzdphone.net	norlight.net	newsouth.net
dejazzdphone.org	nsatel.net
dejazzed.com	nuvox.net
door.net	odsy.net
en-tel.net	one.net
evansville.com	op.net
evansville.net	owensboro.net
ezmailbox.net	paducah.com
fast.net	pcpartner.net
fastraxs.net	pcstx.net
fbx.com	pennyrile.net
fbx.net	purchasearea.net
fdn.com	roswell.net
gibsoncounty.net	sherbtel.net
glade.net	slinknet.com
henderson.net	superlink.net
hopkinsville.net	swindiana.com
hubofthe.net	swindiana.net
iowatelecom.net	titlecast.com
izoom.net	titlecast.net
jazzd.com	trailnet.com
jazzdphone.com	trivergent.net
kdlnetworks.net	txcom.net
kentuckylakes.net	txkinet.com
ktc.com	txk.net
lakedalelink.net	uslec.net

Schedule 1.2

Trademarks

Trademark Applications by Communications Sales & Leasing, Inc.:

Communications Sales and Leasing	Application #86486914	Application date: 12.19.14
CS&L (with logo)	Application #86486681	Application date: 12.19.14
CS&L REIT	Application #86486912	Application date: 12.19.14
CS&L-THE COMMUNICATIONS REIT	Application #86486918	Application date: 12.19.14

Trademarks held by Talk America Holdings, Inc.

TALKAMERICA	#75061882	Expiration Date: August 18, 2017

Description:

Telecommunications services, namely, a wireless telephone transmission service provided in conjunction with a packaged plan consisting of a telephone, a billing rate plan, and a self-activation service for wireless telephones by means of a call to a customer service center.

Prior to the contemplation of the REIT transaction, Windstream determined there was no need to retain this mark. Thus, the mark will expire on August 18, 2017, because Windstream did not file the necessary affidavits of use.

TALK AMERICA SERVICES	#86497258	Expiration Date: January 7, 2025

Description:

The mark consists of a word bubble containing the word “talk” in lower case letters followed by the word “America” in lower case letters. The word bubble has a shadow beneath it. The word “SERVICES” in upper case letters is located beneath the word “America”.

Talk America	#86497254	Expiration Date: January 7, 2025	Description: The mark consists of standard characters without claim to any particular font style, size, or color.

Schedule 1.3

CSL Related Domain Names

communicationsalesandleasing.com

cslreit.com

cslreit.net

talkamericaservices.com